Form N-SAR
Attachment for Item #77C
Matters Submitted to a Vote of Security Holders

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 10/31/12

Main ICAP Equity Fund
MainStay ICAP International Fund
MainStay ICAP Select Equity Fund

(a) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (“Special Meeting”) of the Main ICAP Equity Fund, MainStay ICAP International Fund and MainStay ICAP Select Equity Fund, each a series of MainStay Funds Trust, was held at the offices of New York Life Investment Management LLC (“New York Life Investments”), 169 Lackawanna Avenue, Parsippany, New Jersey 07054 on May 21, 2012.

(b)	If the meeting involved the election of trustees, state the name of each trustee elected at the meeting and the names of all other trustees now in office;

N/A.

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.	To approve a change in the classification of each Fund’s investment objective from a fundamental investment policy to a non-fundamental investment policy; and
2.	To approve the amendment of each fundamental investment restriction for the Funds.

The above proposals were discussed in detail in the proxy statement.  No other business came before the Special Meeting.

The proposals were passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the proposals presented before the Special Meeting held on May 21, 2012 were cast.  There were no votes cast in person at the Special Meeting.

MainStay ICAP Equity Fund

PROPOSAL 1 – To approve a change in the classification of the Fund’s investment objective from a fundamental investment policy to a non-fundamental investment policy.
Votes For	Votes Against	Abstentions	Total
13,071,178.499	850,418.300	66,818.773	13,988,415.572

PROPOSAL 2 –To approve the amendment of each fundamental investment restriction for the Fund:

Borrowing
Votes For	Votes Against	Abstentions	Total
13,080,599.698	835,087.123	72,768.751	13,988,415.572

Senior Securities
Votes For	Votes Against	Abstentions	Total
13,117,763.137	798,472.357	72,180.078	13,988,415.572

Underwriting Securities
Votes For	Votes Against	Abstentions	Total
13,096,077.569	817,797.495	74,540.508	13,988,415.572

Real Estate
Votes For	Votes Against	Abstentions	Total
13,006,479.375	826,184.339	155,751.858	13,988,415.572

Commodities
Votes For	Votes Against	Abstentions	Total
13,015,729.358	819,526.913	153,159.301	13,988,415.572
Making Loans
Votes For	Votes Against	Abstentions	Total
12,975,862.975	857,214.647	155,337.950	13,988,415.572

Concentration of Investments
Votes For	Votes Against	Abstentions	Total
12,989,912.107	840,416.733	158,086.732	13,988,415.572

Diversification
Votes For	Votes Against	Abstentions	Total
13,060,117.595	775,874.328	152,423.649	13,988,415.572

MainStay ICAP Select Equity Fund

PROPOSAL 1 – To approve a change in the classification of the Fund’s investment objective from a fundamental investment policy to a non-fundamental investment policy.
Votes For	Votes Against	Abstentions	Total
47,191,166.940	5,286,745.213	1,976,964.559	54,454,876.712

PROPOSAL 2 –To approve the amendment of each fundamental investment restriction for the Fund:

Borrowing
Votes For	Votes Against	Abstentions	Total
49,290,237.178	3,050,742.798	2,113,896.736	54,454,876.712

Senior Securities
Votes For	Votes Against	Abstentions	Total
48,839,636.748	3,467,353.439	2,147,886.525	54,454,876.712

Underwriting Securities
Votes For	Votes Against	Abstentions	Total
49,482,273.707	2,798,008.099	2,174,594.906	54,454,876.712

Real Estate
Votes For	Votes Against	Abstentions	Total
49,716,367.927	2,631,442.588	2,107,066.197	54,454,876.712

Commodities
Votes For	Votes Against	Abstentions	Total
48,894,021.798	3,399,654.873	2,161,200.041	54,454,876.712

Making Loans
Votes For	Votes Against	Abstentions	Total
48,164,015.280	4,138,674.303	2,152,187.129	54,454,876.712

Concentration of Investments
Votes For	Votes Against	Abstentions	Total
50,020,379.117	2,287,135.213	2,147,362.382	54,454,876.712

Diversification
Votes For	Votes Against	Abstentions	Total
50,497,013.979	1,854,392.541	2,103,470.192	54,454,876.712

MainStay ICAP International Fund

PROPOSAL 1 – To approve a change in the classification of the Fund’s investment objective from a fundamental investment policy to a non-fundamental investment policy.
Votes For	Votes Against	Abstentions	Total
19,374,568.668	678,174.393	334,064.077	20,386,807.138

PROPOSAL 2 –To approve the amendment of each fundamental investment restriction for the Fund:

Borrowing
Votes For	Votes Against	Abstentions	Total
19,563,745.746	488,475.080	334,586.312	20,386,807.138

Senior Securities
Votes For	Votes Against	Abstentions	Total
19,620,016.584	426,553.232	340,237.322	20,386,807.138

Underwriting Securities
Votes For	Votes Against	Abstentions	Total
19,600,009.126	445,265.407	341,532.605	20,386,807.138

Real Estate
Votes For	Votes Against	Abstentions	Total
19,608,848.487	434,687.740	343,270.911	20,386,807.138

Commodities
Votes For	Votes Against	Abstentions	Total
19,613,765.942	436,834.467	336,206.729	20,386,807.138

Making Loans
Votes For	Votes Against	Abstentions	Total
19,523,601.700	524,174.426	339,031.012	20,386,807.138

Concentration of Investments
Votes For	Votes Against	Abstentions	Total
19,637,755.387	410,702.856	338,348.895	20,386,807.138

Diversification
Votes For	Votes Against	Abstentions	Total
19,642,177.021	406,079.426	338,550.691	20,386,807.138